Executive settlement agreement

Party A: Agriculture Bank of China, Shanghai Wujiaochang Branch (creditor)
Party B: Shanghai Wanxing Bio-pharmaceutical Com., Ltd. (debtor)
Party C: Shanghai Fengxi vehicle driving training school

1.	In March 2003, Party A issued loans in an amount of RMB 30 million to Party B. the loan has been guaranteed by Zhongyou Longchang (Group) Holding Com., Ltd.

2.	As of Sep. 12, 2006, a total amount of RMB 8.38 million has been repaid by Party B and guarantor. The remaining unpaid amount of loan principles is RMB 21.62 million.

3.
On Jun. 21, 2004, Party A prosecuted Party B in the means of Payment Order (#Yang Min Du 2004-20). People’s court of Yangpu District seized Party B’s property, building and equipment, as well as some of the new medicine certificates and bank account. In year 2005, a further property seize was made to Qiu Zhongbao and Qiu Zhongguo’s personal estate in the name of joint liability. This case is under processing at time being.

Both Party A and B acknowledged the above credit right and debt right. Upon negotiation, the following settlement agreement has been reached regarding the remaining unpaid loan:

1). Party B agrees:

a. before Oct. 31, 2006, repay loan principle RMB 12 millions.

b. before Jun. 30, 2007, repay loan principle RMB 3 millions.

c. before Oct. 31, 2007, repay remaining loan principle RMB 6.62 millions

2). Party C agrees:

Party C agrees to provide guarantee for the first repayment of RMB 12 million. Should Party B failed in repaying the loan principle before Oct. 31, 2006, Party C shall take the joint liability for the RMB 12 million debts. Should Party B made the first repayment on time, Party C’s joint liability will be released and shall not take joint liability for the other remaining debts.

3). Party A agrees:

a. immediately after receiving the first repayment in an amount of RMB 12 million, Party A shall make request to People’s court of Yangpu District to withdraw seizing Qiu Zhongbao and Qiu Zhongguo’s personal estate, and withdraw seizing the new medicine certificates and bank account.

b. after receiving the first repayment before Oct 31,2006 in an amount of RMB 12 million, Party A agrees on Party B’s changing the guarantor for the remaining loan RMB 9.62 million (new guarantor is subject to Party A’s approval).

c. after receiving the entire remaining loan from Party B, Party A shall withdraw the seizing Party B’s property, buildings and equipment. This case will be terminated.

4). In case Party B failed in repaying the loan with full amount on time in accordance with the above, it shall be deemed as breaching the agreement. Party A has the rights to revoke this agreement, request the court to enforce repayment of entire loan principles and interests, and pursue the guarantor’s joint liability.

5). With the presence of People’s court of Yangpu District , this agreement shall enter into effect after signing by both parties. This agreement is in 4 copies. Each party holds one copy, People’s court of Yangpu District holds one copy as well.

Signatures and stamps
Party A: Agriculture Bank of China, Shanghai Wujiaochang Branch
Signature of Zhang Qian
Sep. 15, 2006

Party B: Shanghai Wanxing Bio-pharmaceutical Com., Ltd. (debtor)
Signature of Zhuang Zhong
Sep. 15, 2006

Party C: Shanghai Fengxi vehicle driving training school
Signature of Mr. Wan
Sep. 15, 2006

To Wanxing Bio-pharmaceutical Co. Ltd

According to our settlement agreement dated on September 15, 2006, your company is supposed to repay 12 million loans before Oct 30, 2006. At the same time, our bank will release all the seized properties.

On October 24, 2006, your company asked for paying 10 million in 2006, the rest 2 million will be returned before March 31, 2007. After review and considerate your case, we agree your loan returning plan. At the meantime, we still follow the regular clause in our settlement agreement; no any adjustment for the other clause.

Agriculture bank Shanghai branch

Stamp from Agriculture bank shanghai Wujiao chang branch law affair department

Date: December 28, 2006